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                                                                     EXHIBIT 3.1

                   BYLAWS OF VOICESTREAM WIRELESS CORPORATION


                                   ARTICLE I.
                                     OFFICES


        Section 1. The registered office of the corporation in the State of Delaware shall be at 1013 Centre Road, in the city of Wilmington, County of New Castle. The registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc.


        Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II.
                             STOCKHOLDERS' MEETINGS


        Section 1. Place of Meetings: Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.


        Section 2. Annual Meetings: The annual meeting of the stockholders shall be held on the second Tuesday of June in each year if not a legal holiday, and if a legal holiday, then on the next business day following at ten o'clock a.m., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient or on such other day selected by the Board.


        Section 3. Election of Directors: Elections of the directors of the corporation shall be by written ballot.


        Section 4. Special Meetings: Special Meetings of the stockholders may be called at any time by the President, or the Board of Directors. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.


        Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.


        Section 5. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as


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originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


        Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.


        A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.


        Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.


        Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.


        Section 8. Written Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.


        Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The



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list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III.
                                   DIRECTORS


        Section 1. General: The business and affairs of this corporation shall be managed by its Board of Directors, which shall have not less than one nor more than seventeen members, which number may be modified from time to time by resolution of the Board of Directors, but in no even shall the number of directors be less than one. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal.


        Section 2. Regular Meetings: Regular meetings of the Board shall be held with ten (10) days prior notice at such time and place as shall be determined by the Board. The Board may hold its meetings within or without the state of Delaware.


        Section 3. Special Meetings: Special meetings of the Board may be called by the President or the Chairman of the Board on two (2) days notice to each director, either personally, or by mail, telephone, facsimile or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.


        Section 4. Quorum: A majority of the total number of directors shall constitute a quorum for the transaction of business.


        Section 5. Written Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


        Section 6. Conference Telephone: One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.


        Section 7. Compensation: The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.


        Section 8. Removal: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.




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        Section 9. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of herein shall be given to each director.


                                   ARTICLE IV.
                                    OFFICERS


        Section 1. Positions: The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Controller. The Board of Directors may also choose a Chairman, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.


        Section 2. Salaries: Salaries of the officers and agents of the corporation shall be fixed by the Board of Directors.


        Section 3. Term of Office: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors with or without cause.


        Section 4. President: The President shall preside at all meetings of the stockholders and directors; he or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He or she shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation. He or she shall be an EX-OFFICIO member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.


        Section 5. Secretary: The secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.


        Section 6. Controller: The Controller shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the monies of the corporation in a separate account to the credit of the corporation. He or she shall disburse the funds of the corporation as


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may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Controller and of the financial condition of the corporation.

                                   ARTICLE V.
                                    VACANCIES


        Section 1. Vacancies by death, resignation, removal, or otherwise: Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.


        Section 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.


                                   ARTICLE VI.
                                CORPORATE RECORDS


        Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.


                                  ARTICLE VII.
                       STOCK CERTIFICATES, DIVIDENDS, ETC.


        Section 1. Certificates of Stock, Uncertificated Shares: The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the corporation


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represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation, by the Chairman of the Board, President or a Vice President, and by the Controller, an Assistant Controller, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

        Section 2. Signatures; Facsimile: All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


        Section 3. Lost, Stolen or Destroyed Certificates: The Secretary of the corporation may cause a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the corporation, alleged to have been lost, stolen or destroyed, upon delivery to the Secretary of an affidavit of the owner or owners of such certificate, or his or their legal representative setting forth such allegation. The Secretary may require the owner or owners of such lost, stolen or destroyed certificate, or his or their legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.


        Section 4. Transfer of Stock: Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.


        Section 5. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so.




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        Section 6. Transfer Agent and Registrar: The Board of Directors may
appoint one or more transfer agents and registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


        Section 7. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.


        If no record date is fixed:


             (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.


             (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded.


             (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


             (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


        Section 8. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.


        Section 9. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.




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                                  ARTICLE VIII.
                                 INDEMNIFICATION


        Section 1. Indemnification: Any individual who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (a "Proceeding"), whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation), by reason of the fact that such individual, or an individual of whom such individual is the legal representative, is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), shall be indemnified by the corporation to the full extent permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on an individual with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such Proceeding. Any other individual may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that any such individual is entitled to the benefits of this Article VIII.


        Section 2. Advancement of Expenses: The corporation shall, from time to time, reimburse or advance to any director or officer or such other individual entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if (and only if) required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other individual may be paid in advance of the final disposition of a Proceeding only upon receipt by the corporation of an undertaking, by or on behalf of such director or officer (or other individual indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other individual is not entitled to be indemnified for such expenses.


        Section 3. Rights Not Exclusive: The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which an individual seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.


        Section 4. Continuing Rights. The rights to indemnification and reimbursement or advancement of expenses by, or granted pursuant to, this
Article VIII shall continue as to an individual who has ceased to be a director or officer (or other individual indemnified hereunder), shall inure to the benefit of the executors, administrators, legatees and distributees of such individual, and in either case, shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VIII.


        Section 5. Insurance. The corporation shall have power to purchase and



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maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of an Other Entity, against any liability asserted against such individual and incurred by such individual in any such capacity, or arising out of such individual's status as such, whether or not the Corporation would have the power to indemnify such individual against such liability under the provisions of the Certificate of Incorporation, these Bylaws or under Section 145 of the Delaware General Corporation Law or any other provision of law.


        Section 6. Contract Rights; No Repeal: The provisions of this Article VIII shall be a contract between the corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VIII is in effect and any other individual indemnified hereunder, on the other hand, pursuant to which the corporation and each such director, officer, or other individual intend to be legally bound. No repeal or modification of this
Article VIII shall affect any rights or obligations with respect to any state of facts then or, heretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.


        Section 7. Enforceability; Burden of Proof: The rights of indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall be enforceable by any individual entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is inappropriate shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such individual is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such individual is not so entitled. Such an individual shall also be indemnified or any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.


        Section 8. Service at the Request of the Corporation: Any director or officer of the corporation serving in any capacity in (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the corporation.


        Section 9. Right to Be Covered by Applicable Law: Any individual entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VIII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or



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reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the corporation, at the time indemnification or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses of sought.


                                   ARTICLE IX.
                             MISCELLANEOUS PROVISION


        Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.


        Section 2. Fiscal Year: The fiscal year shall end on December 31.

        Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his or her address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, or by facsimile to a facsimile number supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, facsimile or by telegraph, it shall be deemed to have been given to the person entitled thereto when, if by mail, deposited in the United States mail or if by facsimile when receipt confirmed or if by telegraph when deposited with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.


        Section 4. Waiver of Notice: Whenever any written notice is required by statute, or by the certificate or by the Bylaws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.


        Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officers or employee, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.




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        Section 6. Resignations: Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless such time is fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.


        Section 7. Directors Held Harmless: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation. Notwithstanding any of the foregoing, the directors reserve the right to adopt separate indemnification agreements for each officer and/or director which will not be construed to supersede any of the foregoing.



                                   ARTICLE X.
                                ANNUAL STATEMENT

        Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.


                                   ARTICLE XI.
                               AMENDMENT OF BYLAWS


        Section 1. By the Stockholders: These Bylaws may be amended or repealed at any regular or special meeting of the stockholders if notice of the proposed amendment is contained in the notice of the meeting.


        Section 2. By the Board of Directors: These Bylaws may be amended or repealed by the affirmative vote of a majority of the whole Board of Directors of any meeting of the Board, if notice of the proposed amendment is contained in the notice of the meeting. However, the directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.




Dated May 17, 2000


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